EXHIBIT 5.1


                 [Letterhead of Stubbs Alderton & Markiles, LLP]

                                  May 19, 2004



National Coal Corp.
319 Ebenezer Road
Knoxville, Tennessee 37923


Ladies/Gentlemen:

         At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to which this letter is attached as Exhibit
5.1 filed by National Coal Corp., a Florida corporation (the "Company"), in order to register under the Securities Act of 1933, as amended (the "Act"), 6,000,000 shares of common stock of the Company (the "Shares"), issuable pursuant to the 2004 National Coal Corp. Option Plan (the "Plan").

         We are of the opinion that the Shares have been duly authorized and upon issuance and sale in conformity with and pursuant to the Plan, the Shares will be validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof.


                                            Respectfully submitted,

                                            /s/ Stubbs Alderton & Markiles, LLP

                                            STUBBS ALDERTON & MARKILES, LLP